Exhibit 99

Debt Summary Schedule

PROPERTY	LENDER	INTEREST RATE	12/31/11 BALANCE	MATURITY DATE	YEARS TO MATURITY

FIXED RATE SECURED
Multi-Property Notes Pay	Seller Financing	4.000	83,167	02/01/12	0.09
Timbercroft III - 1st	Capmark - HUD	8.000	27,057	02/01/12	0.09
Castle Club Apartments	NorthMarq - Freddie Mac	7.080	6,069,990	05/01/12	0.33
Gateway Village	Prudential - Fannie Mae	6.885	6,223,942	05/01/12	0.33
The New Colonies	Prudential - Fannie Mae	7.110	17,451,759	06/01/12	0.42
Woodholme Manor	Prudential - Fannie Mae	7.165	3,365,969	07/01/12	0.50
Liberty Place	CW Capital - Fannie Mae	5.710	5,717,911	11/01/12	0.84
Hackensack Gardens - 1st	JPMorgan Chase - Fannie Mae	5.260	4,280,050	03/01/13	1.17
Hackensack Gardens - 2nd	JPMorgan Chase - Fannie Mae	5.440	4,185,876	03/01/13	1.17
Barrington Gardens	Wachovia - Freddie Mac	4.960	10,801,536	04/01/13	1.25
Canterbury Apartments - 1st	M&T Realty-Fannie Mae	5.020	26,064,928	05/01/13	1.33
Canterbury Apartments - 2nd	M&T Realty-Fannie Mae	6.460	16,406,720	05/01/13	1.33
Multi-Property	Prudential - Fannie Mae	6.475	100,000,000	08/31/13	1.67
Saddle Brook Apts. - 1st	Wells Fargo - Fannie Mae	5.840	26,649,744	11/01/13	1.84
Saddle Brook Apts. - 2nd	Wells Fargo - Fannie Mae	6.290	3,139,967	11/01/13	1.84
Falkland Chase	Centerline - Fannie Mae	5.480	10,725,772	04/01/14	2.25
The Apts. At Wellington Trace	M&T Realty - Freddie Mac	5.520	23,444,747	04/01/14	2.25
Hawthorne Court	Centerline - Fannie Mae	5.270	33,771,096	07/01/14	2.50
The Greens at Columbia	M&T Realty-Fannie Mae	3.930	9,558,369	08/01/14	2.59
Curren Terrace - 1st	M&T Realty - Freddie Mac	5.360	13,144,502	10/01/14	2.75
Curren Terrace - 2nd	M&T Realty - Freddie Mac	5.090	9,621,479	10/01/14	2.75
Westchester West - 1st	Deutsche Bank - Freddie	6.150	26,469,410	03/01/15	3.17
Westchester West - 2nd	Deutsche Bank - Freddie	6.640	7,371,098	03/01/15	3.17
Stratford Greens	Capital One Bank	5.750	30,432,736	07/01/15	3.50
Sayville Commons	M&T Realty - Freddie Mac	5.000	38,927,336	08/01/15	3.59
Charleston Place	Wells Fargo - Freddie Mac	3.770	32,525,326	09/01/15	3.67
Charleston Place	Wells Fargo - Freddie Mac	3.770	22,446,070	09/02/15	3.67
Charleston Place	Wells Fargo - Freddie Mac	3.770	19,638,960	09/03/15	3.68
Cypress Place Apartments	Prudential - Fannie Mae	6.555	10,067,908	11/01/15	3.84
Golf Club Apartments	Prudential - Fannie Mae	6.380	32,452,713	11/01/15	3.84
Northwood Apartments	M&T Realty - Freddie Mac	5.500	10,379,285	12/01/15	3.92
Cinnamon Run - 1st	M&T Realty - Freddie Mac	5.250	49,177,203	01/01/16	4.01
Cinnamon Run - 2nd	M&T Realty - Freddie Mac	5.550	5,102,305	01/01/16	4.01
Peppertree Farm - 1st	M&T Realty - Freddie Mac	5.250	75,693,401	01/01/16	4.01
Peppertree Farm - 2nd	M&T Realty - Freddie Mac	5.550	1,855,380	01/01/16	4.01
The Hamptons/Vinings at Hamptons	Prudential - Fannie Mae	5.565	49,918,420	02/01/16	4.09
Devonshire - 1st	Wachovia - Fannie Mae	5.600	36,542,442	04/01/16	4.25
Devonshire - 2nd	Wachovia - Fannie Mae	6.235	8,236,315	04/01/16	4.25
Mid-Island	Prudential - Fannie Mae	5.480	19,161,007	04/01/16	4.25
Owings Run 1 & 2	Prudential - Fannie Mae	5.590	41,485,142	04/01/16	4.25
Country Village	Centerline - Fannie Mae	5.520	18,338,260	06/01/16	4.42
Fox Hall Apartments	Columbia Nat’l - Freddie Mac	5.610	47,000,000	06/01/17	5.42
Mill Towne Village	Prudential - Fannie Mae	5.990	24,239,000	09/01/17	5.67
Royal Gardens Apts.	M&T Realty - Freddie Mac	5.830	47,000,000	11/01/17	5.84
Village Square 1, 2 & 3	Prudential - Fannie Mae	5.810	39,285,000	12/01/17	5.92
Chatham Hill	M&T Realty - Freddie Mac	5.590	43,827,203	01/01/18	6.01
William Henry Apartments	PNC - Fannie Mae	4.850	28,268,281	01/01/18	6.01
Seminary Towers Apartments	Prudential - Fannie Mae	5.485	53,515,000	07/01/18	6.50
The Manor (MD)	Prudential - Fannie Mae	4.230	45,871,219	11/01/18	6.84
Bonnie Ridge - 1st	Prudential Life	6.600	10,088,297	12/15/18	6.96
Bonnie Ridge - 2nd	Prudential Life	6.160	17,387,756	12/15/18	6.96
Bonnie Ridge - 3rd	Prudential Life	6.070	24,485,321	12/15/18	6.96
Annapolis Roads	Amerisphere - Fannie Mae	5.120	23,686,942	01/01/19	7.01
Ridgeview at Wakefield Valley	M&T Realty - Freddie Mac	5.750	18,034,774	01/01/19	7.01
The Sycamores	M&T Realty - Freddie Mac	5.710	21,024,858	01/01/19	7.01
Top Field Apartments	M&T Realty - Fannie Mae	4.840	16,403,063	01/01/19	7.01
Westwood Village	M&T Realty - Freddie Mac	5.680	46,066,993	01/01/19	7.01
Timbercroft III - 2nd	M & T Realty - HUD	8.375	2,012,485	06/01/19	7.42
Timbercroft Townhomes 1 - 2nd	M & T Realty - HUD	8.375	1,366,325	06/01/19	7.42
The Brooke at Peachtree	Wells Fargo - Fannie Mae	5.470	12,171,034	07/01/19	7.50
Glen Manor	Prudential - Fannie Mae	5.830	7,823,706	08/01/19	7.59
Ridley Brook	Prudential - Fannie Mae	5.830	12,988,031	08/01/19	7.59
The Courts at Fair Oaks	CW Capital - Freddie Mac CME	4.500	49,126,091	08/01/19	7.59
Southern Meadows	Red Mortgage - Fannie Mae	5.360	40,263,918	10/01/19	7.76
Elmwood Terrace	M & T Realty - Fannie Mae	5.560	26,431,216	11/01/19	7.84
Lakeview	Greystone - Fannie Mae	5.310	8,974,773	12/01/19	7.92

PROPERTY		LENDER	INTEREST RATE	12/31/11 BALANCE	MATURITY DATE	YEARS TO MATURITY
The Landings		Prudential - Fannie Mae	5.600	25,859,290	01/01/20	8.01
East Meadow Apartments		M&T Realty - Freddie Mac	5.400	14,558,424	05/01/20	8.34
Selford Townhomes		M&T Realty - Freddie Mac	5.400	8,801,358	05/01/20	8.34
South Bay Manor		M&T Realty - Freddie Mac	5.400	6,674,363	05/01/20	8.34
Stone Ends Apts.		M&T Realty - Freddie Mac	5.400	24,790,491	05/01/20	8.34
Tamarron Apartments		M&T Realty - Freddie Mac	5.400	14,566,247	05/01/20	8.34
The Manor (VA)		M&T Realty - Freddie Mac	5.400	13,671,442	05/01/20	8.34
Woodmont Village		M&T Realty - Freddie Mac	5.400	9,864,366	05/01/20	8.34
Trexler Park		Greystone - Fannie Mae	4.340	38,068,190	08/01/20	8.59
Arbor Park of Alexandria		Prudential - Fannie Mae	4.350	95,967,695	11/01/20	8.84
New Orleans Park		M & T Realty - Fannie Mae	4.580	23,320,832	11/01/20	8.84
Racquet Club East		PNC - Fannie Mae	4.740	37,314,760	12/01/20	8.93
Heritage Woods Apts		Greystone - Fannie Mae	5.390	14,326,475	01/01/21	9.01
The Meadows at Marlborough		Prudential - Fannie Mae	5.500	20,922,242	01/01/21	9.01
Home Properties of Devon		M & T Realty - Fannie Mae	4.850	60,116,136	08/01/21	9.59
Pleasant View Gardens		Prudential - Fannie Mae	4.510	94,933,329	11/01/21	9.84
Dunfield Townhomes		Midland Loan Services - HUD	5.250	11,461,714	09/01/28	16.68
Highland House		Arbor Comml - Fannie Mae	6.320	5,741,099	01/01/29	17.02
Westwoods		Midland Loan Services - HUD	5.940	3,469,555	06/01/34	22.43

WTD AVG - FIXED SECURED			5.337	2,058,724,591		5.84

VARIABLE RATE SECURED
Virginia Village		Wachovia - Freddie Mac	1.990	29,101,661	07/01/15	3.50
Hill Brook Apts		M&T Realty - Freddie Mac	3.561	12,571,956	09/01/16	4.67
Wayne Village		M&T Realty - Freddie Mac	3.658	25,602,663	09/01/16	4.67
Cider Mill Apts		M&T Realty - Freddie Mac	3.441	61,497,280	01/01/17	5.01
The Heights at Marlborough		PNC Real Estate - Freddie Mac	3.641	23,135,206	01/01/17	5.01
Sherry Lake		M&T Realty - Freddie Mac	3.167	25,507,991	04/01/17	5.25
Falkland Chase		Montgomery Cty HOC-Fannie	1.190	24,695,000	10/01/30	18.76

WTD AVG - VARIABLE SECURED			2.981	202,111,756		6.44

WTD AVG - TOTAL SECURED DEBT			5.126	2,260,836,347		5.89

FIXED RATE UNSECURED
Senior Notes - Series A		Various Investors	4.460	90,000,000	12/19/18	6.97
Senior Notes - Series B		Various Investors	5.000	60,000,000	12/19/21	9.98

VARIABLE RATE UNSECURED
Revolving Line of Credit		M and T Bank et. al.	1.6125	2,500,000	12/08/15	3.94
Bank Term Loan		M and T Bank et. al.	1.6125	250,000,000	12/08/16	4.94

WTD AVG - TOTAL UNSECURED DEBT			2.754	402,500,000		6.14

TOTAL COMBINED DEBT			4.768	2,663,336,347		5.93

% OF PORTFOLIO - FIXED	82.9%
% OF PORTFOLIO - VARIABLE	17.1%
WTG AVG - TOTAL FIXED RATE DEBT			5.292			6.00

WTD AVG - TOTAL VARIABLE RATE DEBT			2.221			5.60

DEBT MATURITY SCHEDULE Exclusive of Revolving Line of Credit

YEAR OF MATURITY	FIXED RATE		VARIABLE RATE		TOTAL
	WTD AVG RATE	DEBT	WTD AVG RATE	DEBT	DEBT	% OF TOTAL
2012	6.86	38,939,795	—	—	38,939,795	1.46%
2013	6.05	191,528,822	—	—	191,528,822	7.20%
2014	5.22	100,265,964	—	—	100,265,964	3.77%
2015	5.17	230,710,842	1.99	29,101,661	259,812,503	9.76%
2016	5.45	305,509,876	1.88	288,174,619	593,684,494	22.31%
2017	5.78	157,524,000	3.42	110,140,476	267,664,476	10.06%
2018	5.08	313,443,077	—	—	313,443,077	11.78%
2019	5.36	286,374,208	—	—	286,374,208	10.76%
2020	4.83	313,457,458	—	—	313,457,458	11.78%
2021	4.84	250,298,182			250,298,182	9.41%
2022 - 2034	5.66	20,672,368	1.19	24,695,000	45,367,368	1.71%

TOTAL	5.292	$2,208,724,591	2.224	$452,111,756	$2,660,836,347	100.00%